Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan of Yellow Corporation of our report dated January 26, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.


                             /s/ ARTHUR ANDERSEN LLP


Kansas City, Missouri
November 9, 2000